FOR IMMEDIATE RELEASE

SBS Technologies to Present at AeA Micro Cap
Financial Conference

Webcast Tuesday, May 17, 2005
3:30 P.M. Pacific Time

Albuquerque, NM(May 16, 2005) - SBS Technologies® (Nasdaq: SBSE), a leading designer and manufacturer of embedded computer solutions for the government, communications and commercial markets, will participate at the annual American Electronics Association (AeA) Micro Cap Financial Conference on Tuesday, May 17, 2005 in Monterey, California.

Management will present an overview of the Company at 3:30 P.M. Pacific Time on Tuesday, May 17, 2005. This 30 minute presentation will be web cast from the Investor Relations section of the Company's web site www.sbs.com. The web cast will be archived for a limited time on the SBS web site. The company will file the presentation slides with the Securities and Exchange Commission on Form 8-K prior to the webcast.

ABOUT SBS TECHNOLOGIES

SBS Technologies, Inc., (Nasdaq: SBSE) founded in 1986, designs and builds a wide range of standard and customized embedded computer products. Our products include processor boards, input/output modules, networking devices, and complete computer systems. Our products are used in many industries, including telecommunications, medical electronics, industrial automation and defense. Headquartered in Albuquerque, New Mexico, SBS maintains eight primary operating locations, has regional sales offices throughout the United States and has international sales and support offices in six countries. More information on SBS is available at www.sbs.com.

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Contact: Jennifer D. Wade
Investor Relations
Tel. (505) 875-0600
Fax. (505) 875-0404
email: jwade@sbs.com